EXHIBIT 5.1 OPINION ON LEGALITY

                            THOMAS E. BOCCIERI, ESQ.
                               561 Schaefer Avenue
                            Oradell, New Jersey 07649
                           (Office) 201-983-2024 (Fax)
                                  201-265-6069

August 22, 2005

U.S. Precious Metals, Inc.
Six Glory Lane
Sussex, New Jersey 07461

Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

You have requested my opinion as counsel for U.S. Precious Metals, Inc. (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of 964,849 shares of the Company's common stock currently outstanding (the "Shares").

In connection therewith, and arriving at the opinion as expressed below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation as amended, By-laws of the Company, the Registration Statement on Form SB-2 in the form to be filed with the Securities and Exchange Commission (the "Registration Statement") and such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with my examination, I have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that the Shares subject of the Registration Statement which are currently outstanding are, legally issued and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

I am furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.


Very truly yours,

/s/Thomas E. Boccieri

THOMAS E. BOCCIERI, ESQ.